EXECUTION VERSION

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                        Brasil Telecom Participacoes S.A.

                                       AND

                                 Citibank, N.A.,

                                 As Depositary,

                                       AND

                      THE HOLDERS AND BENEFICIAL OWNERS OF
                     AMERICAN DEPOSITARY SHARES EVIDENCED BY
                    AMERICAN DEPOSITARY RECEIPTS ISSUED UNDER
         THE TERMS OF THE SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT,
                           DATED AS OF AUGUST 1, 2002

                  ---------------------------------------------

                                 Amendment No. 1
                                       to
                  Second Amended and Restated Deposit Agreement

                  ---------------------------------------------

                            Dated as of June 5, 2007

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I

DEFINITIONS....................................................................2

     SECTION 1.01.  Definitions................................................2
     SECTION 1.02.  Effective Date.............................................2

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT................................................2

     SECTION 2.01.  Deposit Agreement..........................................3
     SECTION 2.02.  Amendments Binding on all Holders and Beneficial Owners....3
     SECTION 2.03.  Direct Registration System/Change in Shares to ADS Ratio...3

ARTICLE III

AMENDMENTS TO THE FORM OF ADR..................................................7

     SECTION 3.01.  ADR Amendment..............................................7

ARTICLE IV

REPRESENTATIONS AND WARRANTIES.................................................9

     SECTION 4.01.  Representations and Warranties.............................9

ARTICLE V

MISCELLANEOUS.................................................................10

     SECTION 5.01.  New ADRs..................................................10
     SECTION 5.02.  Notice of Amendment to Holders of ADSs....................11
     SECTION 5.03.  Indemnification...........................................11
     SECTION 5.04.  Ratification..............................................11
     SECTION 5.05.  Governing Law.............................................11
     SECTION 5.06.  Counterparts..............................................11

EXHIBIT A

FORM OF RECEIPT..............................................................A-1

EXHIBIT B

NOTICE TO HOLDERS............................................................B-1

        AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT

      AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of June 5, 2007 (the "Amendment"), by and among (i) Brasil Telecom Participacoes S.A., a corporation organized under the laws of the Federative Republic of Brazil and formerly known as "Tele Centro Sul Participacoes S.A., (the "Company"), (ii) Citibank, N.A., a national banking association organized under the laws of the United States of America (the "Depositary"), and (iii) all Holders and Beneficial Owners from time to time of American Depositary Shares evidenced by American Depositary Receipts issued and outstanding under the Second Amended and Restated Deposit Agreement, dated as of August 1, 2002.

                                WITNESSETH THAT:

      WHEREAS, the Company and the Depositary entered into that certain Second Amended and Restated Deposit Agreement, dated as of August 1, 2002 (the "Second Amended and Restated Deposit Agreement"), for the creation of American Depositary Shares ("ADSs") representing the Shares (as defined in the Deposit Agreement) so deposited and for the execution and delivery of American Depositary Receipts ("ADRs") in respect of the American Depositary Shares; and

      WHEREAS, the ADSs are listed for trading on The New York Stock Exchange ("NYSE") and the NYSE requires that securities listed on the NYSE become eligible for the Direct Registration System (the "DRS"); and

      WHEREAS, the Company desires to change the Shares-to-ADS ratio from 5,000 Shares to one (1) ADS to five (5) Shares to one (1) ADS in connection with consolidation of its Shares;

      WHEREAS, the Company and the Depositary desire to (i) amend the ADRs currently outstanding, the form of ADR annexed to the Second Amended and Restated Deposit Agreement as Exhibit A thereto to make the ADSs eligible for the DRS, (ii) amend the Second Amended and Restated Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed to the Second Amended and

Restated Deposit Agreement as Exhibit A thereto to reflect the change in Shares-to-ADS ratio, and (iii) give notice thereof to all Holders (as defined in the Second Amended and Restated Deposit Agreement) of ADSs.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Second Amended and Restated Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed as Exhibit A to the Second Amended and Restated Deposit Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. Definitions. Unless otherwise specified in this Amendment, all capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Second Amended and Restated Deposit Agreement.

      SECTION 1.02. Effective Date. The term "Effective Date" shall mean the date upon which the applicable F-6 Registration Statement as filed with the Commission, pursuant to which a form of this Amendment is filed, is declared effective by the Commission. After the Effective Date, the Second Amended and Restated Deposit Agreement, as amended by this Amendment, shall be referred to as the Second Amended and Restated Deposit Agreement by and among the Company, the Depositary and all Holders and Beneficial Owners of American Depositary Shares issued thereunder (without reference to the need for ADSs to be evidenced by ADRs).

                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT

      SECTION 2.01. Deposit Agreement. All references in the Second Amended and Restated Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date, refer to the Second Amended and Restated Deposit Agreement, dated as of August 1, 2002, as amended by this Amendment and as further amended and supplemented from time to time after the Effective Date in accordance with the terms of the Second Amended and Restated Deposit Agreement.

      SECTION 2.02. Amendments Binding on all Holders and Beneficial Owners. From and after the Effective Date, the amendments to the Second Amended and Restated Deposit Agreement effected hereby shall be binding on all Holders and Beneficial Owners of ADSs issued and outstanding as of the Effective Date and on all Holders and Beneficial Owners of ADSs issued after the Effective Date. Notwithstanding anything contained herein, in the Second Amended and Restated Deposit Agreement or in any ADR, from and after the Effective Date any reference in the Second Amended and Restated Deposit Agreement, any ADR or the form of ADR attached to the Second Amended and Restated Deposit Agreement to Holders and Beneficial Owners of Receipts, ADRs or American Depositary Receipts shall include, unless a reasonable interpretation of the context otherwise mandates, Holders and Beneficial Owners of ADSs.

      SECTION 2.03. Direct Registration System/Change in Shares to ADS Ratio. In order to make the ADSs eligible for the DRS and to reflect the change in Shares-to-ADS ratio, the Deposit Agreement is hereby amended as of the Effective Date by:

      (a) deleting Section 1.3 in its entirety and inserting the following in its stead:

            "Section 1.3 "American Depositary Receipt(s)", "ADR(s)" and "Receipt(s)" shall mean any series of the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of this Deposit Agreement in the form of Certificated ADS(s), as such Receipts may be amended from time to time in accordance with the


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

      provisions of this Deposit Agreement. A Receipt may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC, be in the form of a "Balance Certificate.""

      (b) deleting Section 1.4 in its entirety and inserting the following in its stead:

            "Section 1.4 "American Depositary Share(s)" and "ADS(s)" shall mean the rights and interests in the Deposited Securities (as hereinafter defined) granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement and, if issued as Certificated ADS(s) (as hereinafter defined), the American Depositary Receipt(s) issued hereunder to evidence such ADSs. ADS(s) may be issued under the terms of this Deposit Agreement in the form of (a) Certificated ADS(s), in which case the ADS(s) are to be evidenced by ADR(s), or (b) Uncertificated ADS(s) (as hereinafter defined), in which case the ADS(s) are not to be evidenced by ADR(s) but are to be reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.13. Unless otherwise specified in this Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require. Each ADS shall represent five (5) Shares, until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 or a change in Deposited Securities referred to in Section 4.10 with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the Shares or Deposited Securities determined in accordance with the terms of such Sections."

      (c) adding the following to the end of Section 1.22 thereof:

            "Any reference to Holders of ADR(s) or ADS(s) in this Deposit Agreement shall, in the context of the Uncertificated ADSs, refer to the person(s) in whose name the Uncertificated ADSs are registered on the books of the Depositary maintained for such purpose."

      (d) adding the following new Section 1.37:

            "Section 1.37 "Certificated ADS(s)" shall have the meaning set forth in Section 2.13."

      (e) adding the following as a new Section 1.38:

            "Section 1.38 "Uncertificated ADS(s)" shall have the meaning set forth in Section 2.13."


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      (f) deleting the first sentence of Section 2.2(a) thereof in its entirety and inserting the following in its stead:

            "Certificated ADSs shall be evidenced by definitive Receipts which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary."

      (g) deleting the first sentence of Section 2.2(c) thereof in its entirety and inserting the following in its stead:

            "Subject to the limitations contained herein and in the Receipt, title to a Receipt (and to each Certificated ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, such Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer."

      (h) deleting the second sentence of Section 2.2(d) thereof in its entirety and inserting the following in its stead:

            "Unless issued by the Depositary as Uncertificated ADSs, a single ADR in the form of a "Balance Certificate" will evidence the ADSs held through DTC and will be registered in the name of the nominee for DTC (currently "Cede & Co.") and will provide that it represents the aggregate amount of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate amount of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided."

      (i) adding the following new Section 2.13:

            "Section 2.13 Certificated/Uncertificated ADSs. Notwithstanding any other provision of this Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the "Uncertificated ADS(s)" and the ADS(s) evidenced by ADR(s), the "Certificated ADS(s)"). When issuing and maintaining Uncertificated ADS(s) under this Deposit Agreement, the Depositary shall at all times be subject to (a) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (b) the terms of New York law applicable to uncertificated equity securities. Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for



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

      such purpose. Holders of Uncertificated ADSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has written notice at such time, shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs. Holders of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (w) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has written notice, (x) the terms of this Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (y) applicable law, and (z) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s). Uncertificated ADSs shall in all material respects be identical to Certificated ADS(s) of the same type and class, except that (1) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s), (2) Uncertificated ADS(s) shall, subject to the terms of this Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law,
      (3) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law,
      (4) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Holders, provided that such rules and regulations do not conflict with the terms of this Deposit Agreement and applicable law, (5) the Uncertificated ADS(s) shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (6) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (7) upon termination of this Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Holders' Uncertificated ADSs under the terms of Section 6.2 of this Deposit Agreement. When issuing ADSs under the terms of this Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.3, 2.5, 4.2, 4.3, 4.4 and 4.10, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated ADSs. All provisions and conditions of this Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this
      Section 2.13. The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.13. Except as set forth in this Section 2.13 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of this Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (I) the terms of this Deposit Agreement (other than this Section 2.13) and (II) the terms of this Section 2.13, the terms and conditions set forth in this Section 2.13 shall be controlling and shall govern the rights and obligations of the parties to this Deposit Agreement pertaining to the Uncertificated ADSs."

      (j) inserting the following as a new second paragraph to Section 5.9 thereof:

      "Depositary Fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable ADS Record Date established by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash and the Depositary services fee, the Depositary will invoice the applicable Holders as of the ADS Record Date established by the Depositary. For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary services fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs."

                                   ARTICLE III

                          AMENDMENTS TO THE FORM OF ADR

      SECTION 3.01. ADR Amendment. The form of ADR attached as Exhibit A to the Second Amended and Restated Deposit Agreement and each of the ADRs issued and outstanding under the terms of the Second Amended and Restated Deposit Agreement is hereby amended as of the Effective Date by:

      (a) deleting the preamble thereof in its entirety and inserting the following in its stead:

      "CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter "ADSs"), representing deposited preferred shares, without par value, including evidence of rights to receive such preferred shares (the "Shares"), of Brasil Telecom Participacoes S.A., a corporation organized under the laws of Brazil and formerly known as "Tele Centro Sul Participacoes S.A." (the "Company"). As of the date of the Deposit Agreement (as hereinafter defined), each ADS represents five (5) Shares deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Banco Bradesco S.A. (the "Custodian"). The ADS(s)-to-Share(s) ratio is subject to amendment as provided in Articles IV and VI of the Deposit Agreement. The Depositary's Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A."

      (b) deleting the first sentence of paragraph (1) thereof in its entirety and inserting the following in its stead:

      "This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts" or "ADRs"), all issued and to be issued upon the terms and conditions set forth in the Second Amended and Restated Deposit Agreement, dated as of August 1, 2002, as amended by Amendment No. 1 to Deposit Agreement, dated as of June 5, 2007 (as so amended and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of ADSs evidenced by ADRs issued thereunder, each of whom by accepting an ADS becomes bound by all the terms and provisions thereof."

      (c) inserting the following as a new paragraph before the last paragraph of paragraph (10) thereof:

      "Depositary fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable ADS Record Date established by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash and the Depositary services fee, the Depositary will invoice the applicable Holders as of the ADS Record Date established by the

Depositary. For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary services fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs."

      (c) deleting the first sentence of paragraph (11) thereof in its entirety and inserting the following in its stead:

      "It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each Certificated ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, the Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer."

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders and Beneficial Owners, that:

      (a) This Amendment, when executed and delivered by the Company, and the Second Amended and Restated Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

      (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Second Amended and Restated Deposit Agreement as amended hereby, and other document furnished hereunder or thereunder in the Federative Republic of Brazil, neither of such agreements need to be filed or recorded with any court or other authority in the Federative Republic of Brazil, nor does any stamp or similar tax need be paid in the Federative Republic of Brazil on or in respect of such agreements; and

      (c) As of the date hereof, all of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct in all material respects.

                                   ARTICLE V

                                  MISCELLANEOUS

      SECTION 5.01. New ADRs. From and after the Effective Date, the Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Second Amended and Restated Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.


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

      SECTION 5.02. Notice of Amendment to Holders of ADSs. The Depositary hereby confirms that Notice of Amendment in the form attached as Exhibit B hereto will be delivered to Holders of ADRs as of June 5, 2007 or as soon as reasonably practicable thereafter.

      SECTION 5.03. Indemnification. The Company agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

      SECTION 5.04. Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Second Amended and Restated Deposit Agreement as originally executed shall remain in full force and effect.

      SECTION 5.05. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made to and to be performed in that state.

      SECTION 5.06. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.


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

      IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.


                                         BRASIL TELECOM PARTICIPACOES S.A.


                                         By:
                                             -----------------------------------
                                              Name: Paulo Narcelio Simoes Amaral
                                              Title: Financial Executive Officer


                                         By:
                                             -----------------------------------
                                              Name: Fabio de Oliveira Moser
                                              Title: Corporate Governance and
                                                     Corporate Business Officer


                                         CITIBANK, N.A., as Depositary


                                         By:
                                             -----------------------------------
                                             Name: Teresa Loureiro-Stein
                                             Title: Vice President

                                    EXHIBIT A

                                  [FORM OF ADR]

Number:_______________                                 CUSIP NUMBER: ___________

                                                American Depositary Shares (each
                                                American Depositary Share
                                                representing five (5) fully paid
                                                Preferred Shares without par
                                                value)

                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

                           DEPOSITED PREFERRED SHARES

                                       of

                        BRASIL TELECOM PARTICIPACOES S.A.

            (formerly known as "Tele Centro Sul Participacoes S.A.")

                     (Incorporated under the laws of Brazil)

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter "ADSs"), representing deposited preferred shares, without par value, including evidence of rights to receive such preferred shares (the "Shares"), of Brasil Telecom Participacoes S.A., a corporation organized under the laws of Brazil and formerly known as "Tele Centro Sul Participacoes S.A." (the "Company"). As of the date of the Deposit Agreement (as hereinafter defined), each ADS represents five (5) Shares deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Banco Bradesco S.A. (the "Custodian"). The ADS(s)-to-Share(s) ratio is subject to amendment as provided in Articles IV and VI of the Deposit Agreement. The Depositary's Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

      (1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts" or "ADRs"), all issued and to be issued upon the terms and conditions set forth in the Second Amended and Restated Deposit Agreement, dated as of August 1, 2002, as amended by Amendment

No. 1 to Deposit Agreement, dated as of [Date], 2007 (as so amended and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of ADSs evidenced by ADRs issued thereunder, each of whom by accepting an ADS becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADRs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

      The statements made on the face and reverse of this ADR are summaries of certain provisions of the Deposit Agreement and the Memorandum and Articles of Association of the Company (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the Memorandum and Articles of Association, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

      (2) Withdrawal of Deposited Securities. The Holder of this ADR (and of the ADSs evidenced hereby) shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADSs evidenced hereby upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered to the Depositary at its Principal Office the ADSs evidenced hereby (and, if applicable, this ADR) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the Depositary, this ADR has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement, of the Company's Memorandum and Articles of Association, of any applicable laws and the rules of Companhia Brasileira de Liquidacao e Custodia S.A., and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

      Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the ADR(s) evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian's designated office the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of this ADR, of the Memorandum and Articles of Association of the Company, of any applicable laws and the rules of the Companhia Brasileira de Liquidacao e Custodia S.A., and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

      The Depositary shall not accept for surrender ADSs representing less than one Share. In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs. Notwithstanding anything else contained in this ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs represented by this ADR, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

      (3) Transfer, Combination and Split-Up of ADRs. The Registrar shall register the transfer of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by this ADR when canceled, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this ADR has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this ADR has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

      The Registrar shall register the split-up or combination of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by this ADR (when canceled), (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

      (4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, the registration of issuance, transfer, split-up, combination or surrender, of any ADR, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of ADSs or of an ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement and in this ADR, (ii) the production of proof reasonably satisfactory to it as to the identity and genuineness of any signature or any other matters contemplated in the Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary or the Company may establish consistent with the provisions of this ADR and the Deposit Agreement and applicable law.

      The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the deposit of particular Shares may be refused, or the registration of transfer of ADRs in particular instances may be refused, or the registration of transfer of ADRs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Shares or ADSs are listed, or under any provision of the Deposit Agreement or this ADR, or under any provision of, or governing, the Deposited

Securities, or because of a meeting of shareholders of the Company or for any other reason, subject in all cases to paragraph (24) hereof. Notwithstanding any provision of the Deposit Agreement or this ADR to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

      (5) Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this ADR, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to applicable Brazilian law, the rules and requirements of the Sao Paulo Stock Exchange, the New York Stock Exchange and of any other stock exchange on which Shares or ADSs are, or will be, registered, traded or listed, or the Memorandum and Articles of Association of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Shares, as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company's expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

      The Depositary and the Company shall comply with Brazil's Monetary Council Resolution number 1927, in its third article, and agree to furnish the Brazilian Securities Commission (Comissao de Valores Mobiliarios) and the Brazilian Central Bank (Banco Central do Brasil), whenever required information or documents related to the approved ADR program, the Deposited Securities and distributions thereon.

      (6) Ownership Restrictions. Notwithstanding any provision of this ADR or of the Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Memorandum and Articles of Association of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Memorandum and Articles of Association of the Company.

      (7) Liability of Holder for Taxes and Other Charges. Any tax or other governmental charge payable with respect to any ADR or any Deposited Securities or ADSs shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer, split-up or combination of ADRs and (subject to paragraph (24) hereof) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

      (8) Representations and Warranties of Depositors. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person,
(ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.12 of the Deposit Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

      (9) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit, and any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time (i) to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws, compliance with the terms of the Deposit Agreement and the provisions of, or governing, the Deposited Securities, (ii) to execute such certifications and to make such representations and warranties, and (iii) to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration of Shares on the books of the Shares Registrar) as the Depositary or the Custodian may reasonably deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADR or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or, to the extent not limited by paragraph (24) hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations are made or such information and documentation are provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction.

      (10) Charges of Depositary. The Depositary shall charge the following fees for the services performed under the terms of the Deposit Agreement:

            (i) to any person to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraphs (iii) and (v) below);

            (ii) to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) so surrendered;

            (iii) no fee shall be payable upon distribution of (a) cash dividends or (b) ADSs pursuant to stock dividends (or other free distributions of stock) so long as the charging of such fee is prohibited by the exchange upon which the ADSs are listed. If charging of such fees is not prohibited, the fees specified in (i) above shall be payable in respect of ADS distributions pursuant to stock dividends (or other free distributions of stock) and the fees specified in (iv) below shall be payable in respect of distributions of cash;

            (iv) to any Holder of ADSs, a fee not in excess of U.S. $ 2.00 per 100 ADSs (or portion thereof) held for the distribution of cash proceeds (i.e., upon the sale of rights and other entitlements); and

            (v) to any Holder of ADSs, a fee not in the excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) issued upon the exercise of rights to purchase additional ADSs.

      In addition, Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

            (i) taxes (including applicable interest and penalties) and other governmental charges;

            (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

            (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities.

      Depositary fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable ADS Record Date established by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash and the Depositary services fee, the Depositary will invoice the applicable Holders as of the ADS Record Date established by the Depositary. For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary services fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

      Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (22) of this ADR. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. The charges and expenses of the Custodian are for the sole account of the Depositary.

      (11) Title to ADRs. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each Certificated ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, the Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this ADR (that is, the person in whose name this ADR is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this ADR to any holder of this ADR or any Beneficial Owner unless such holder is the Holder of this ADR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner's representative is the Holder registered on the books of the Depositary.

      (12) Validity of ADR. The Holder(s) of this ADR (and the ADSs represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this ADR has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADRs. ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary or the Registrar, as the case may be, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary or Registrar.

      (13) Available Information; Reports; Inspection of Transfer Books. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington D.C. 20549. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

      The Registrar shall keep books for the registration of issuances and transfers of ADRs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADRs, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such ADRs in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the ADRs.

      The Registrar may close the transfer books with respect to the ADRs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to paragraph
(24) hereof.

Dated:

CITIBANK, N.A.,                           CITIBANK, N.A.,
as Transfer Agent and Registrar           as Depositary

By: __________________________________    By: __________________________________
    Authorized Signatory                      Authorized Signatory

      The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

                            [FORM OF REVERSE OF ADR]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

      (14) Dividends and Distributions in Cash, Shares, etc. Whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or of any entitlements held in respect of Deposited Securities under the terms of the Deposit Agreement, the Depositary will (i) if at the time of receipt thereof any amounts received in a Foreign Currency can, in the reasonable judgment of the Depositary (upon the terms of the Deposit Agreement), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (upon the terms of the Deposit Agreement), (ii) if applicable, establish the ADS Record Date upon the terms described in Section 4.9 of the Deposit Agreement, and (iii) distribute promptly the amount thus received (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld, in each case, to the extent permitted by the provision of the Deposit Agreement) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs then outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.

      If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their respective nominees. Upon receipt of confirmation of the deposit from the Custodian, the Depositary shall, subject to and in accordance with the Deposit Agreement, establish the ADS Record Date and either (i) the Depositary shall distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes, in each case, to the extent permitted by the provision of the Deposit Agreement), or (ii) if additional ADSs are not so distributed, each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interest in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and
(b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms set forth in the Deposit Agreement.

      In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligations under the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and (b) fees and charges of, and the expenses incurred by, the Depositary, in each case, to the extent permitted by the provision of the Deposit Agreement) to Holders entitled thereto upon the terms of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

      Upon timely receipt of a notice indicating that the Company wishes an elective distribution to be made available to Holders of ADSs upon the terms described in the Deposit Agreement, the Company and the Depositary shall determine whether such distribution is lawful and reasonably practicable. If so, the Depositary shall, subject to the terms and conditions of the Deposit Agreement, establish an ADS Record Date according to paragraph (16) and establish procedures to enable the Holder hereof to elect to receive the proposed distribution in cash or in additional ADSs. If a Holder elects to receive the distribution in cash, the distribution shall be made as in the case of a distribution in cash. If the Holder hereof elects to receive the distribution in additional ADSs, the distribution shall be made as in the case of a distribution in Shares upon the terms described in the Deposit Agreement. If such elective distribution is not reasonably practicable or if the Depositary did not receive documentation set forth in the Deposit Agreement reasonably satisfactory to it, the Depositary shall, to the extent permitted by law, distribute to Holders, on the basis of the same determination as is made in Brazil in respect of the Shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional Shares, in each case, upon the terms described in the Deposit Agreement. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holder hereof a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that the Holder hereof will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

      Upon timely receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Shares to be made available to Holders of ADSs, the Depositary upon consultation with the Company, shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to any Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received the documentation contemplated in the Deposit Agreement reasonably satisfactory to it, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. If such conditions are not satisfied, the Depositary shall sell the rights as described below. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in the Deposit Agreement) and establish procedures (x) to distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) to enable the Holders to exercise the rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs). If (i) the Company does not timely request the Depositary to make the rights available to Holders or if the Company requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the documentation required by the Deposit Agreement reasonably satisfactory to it or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may reasonably deem practicable. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes, in each case, to the extent permitted by the provision of the Deposit Agreement) upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or
(iii) the content of any materials forwarded to the ADR Holders on behalf of the Company in connection with the rights distribution if the Company has provided or approved such materials; provided, however, if such materials are received by the Depositary from a person other than the Company or its agent and such materials are required by law to be forwarded to Holders, the Depositary shall promptly provide the Company with a copy of such materials for the Company's review and, unless otherwise required by law, the Company's approval, prior to distribution by the Depositary to the Holders.

      Notwithstanding anything herein or in the Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary reasonably deems necessary and practicable to pay any such taxes or charges.

      There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights. Nothing herein or in the Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

      Upon receipt of a notice indicating that the Company wishes property other than cash, Shares or rights to purchase additional Shares, to be made to Holders of ADSs, the Depositary shall determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the documentation contemplated in the Deposit Agreement reasonably satisfactory to it, and (iii) the Depositary shall have determined that such distribution is reasonably practicable. Upon satisfaction of such conditions, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld, in each case, to the extent permitted by the provision of the Deposit Agreement. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may reasonably deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

      If the conditions above are not satisfied, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may reasonably deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and
(b) taxes, in each case, to the extent permitted by the provision of the Deposit Agreement) to the Holders as of the ADS Record Date upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances. Any benefit received upon such disposition shall be for the pro rata benefit of the Holders.

      (15) Redemption. Upon timely receipt of notice from the Company to the Depositary, which notice shall be reasonably satisfactory to the Depositary, that it intends to exercise its right of redemption in respect of any of the Deposited Securities, and a satisfactory opinion of counsel, and upon determining that such proposed redemption is practicable, the Depositary shall (to the extent practicable) provide to each Holder a notice setting forth the Company's intention to exercise the redemption rights and any other particulars set forth in the Company's notice to the Depositary. Upon receipt of confirmation that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, distribute the proceeds (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary, and (b) taxes, in each case, to the extent permitted by the provision of the Deposit Agreement), retire ADSs and cancel ADRs upon delivery of such ADSs by Holders thereof upon the terms of the Deposit Agreement. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the dollar equivalent of the per share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption of the Deposited Securities represented by ADSs (subject to the terms of the Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes, in each case, to the extent permitted by the provision of the Deposit Agreement) multiplied by the number of Deposited Securities represented by each ADS redeemed.

      (16) Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary, after consultation with the Company, shall fix a record date ("ADS Record Date") for the determination of the Holders of ADRs who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS. Subject to applicable law and the terms and conditions of this ADR and the Deposit Agreement, only the Holders of ADRs at the close of business in New York on such ADS Record Date shall be entitled to receive such distributions, to give such instructions, to receive such notice or solicitation, or otherwise take action.

      (17) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of such consent or proxy. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least thirty (30) days prior to the date of such vote or meeting), at the Company's expense and provided no U.S. legal prohibitions exist, distribute to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consent or proxies, (b) a statement that the Holders at the close of business on the ADS Record Date will be entitled, subject to any applicable law, the provisions of the Deposit Agreement, the Company's Memorandum and Articles of Association and the provisions of or governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder's ADSs and (c) a brief statement as to the manner in which such voting instructions may be given. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt of voting instructions from a Holder of ADSs as of the ADS Record Date in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Deposit Agreement, Memorandum and Articles of Association of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities represented by such Holder's ADSs in accordance with such instructions.

      Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated herein. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder's ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such instructions. Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted. Notwithstanding anything else contained in the Deposit Agreement or this ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions requested to be taken if so requested by the Depositary. There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

      (18) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the ADRs shall, subject to the provisions of the Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities. The Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of reasonably satisfactory documentation contemplated by the Deposit Agreement, execute and deliver additional ADRs as in the case of a stock dividend on the Shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of ADR contained in this Exhibit A to the Deposit Agreement, specifically describing such new Deposited Securities or corporate change. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, subject to receipt of satisfactory legal documentation contemplated in the Deposit

Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

      (19) Exoneration. Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and this ADR, by reason of any provision of any present or future law or regulation of the United States, Brazil or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Memorandum and Articles of Association of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information,
(iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADSs or (v) for any consequential or punitive damages for any breach of the terms of the Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement or this ADR.

      (20) Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under the Deposit Agreement or this ADR to any Holder(s) or Beneficial Owner(s), except that the Company and Depositary agree to perform their respective obligations specifically set forth in the Deposit Agreement and this ADR without negligence or bad faith. The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.

      (21) Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor. The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADRs and such other information relating to ADRs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

      (22) Amendment/Supplement. Subject to the terms and conditions of this paragraph (22), the Deposit Agreement and applicable law, this ADR and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADRs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADRs. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADS(s), to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and this ADR as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADR and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

      (23) Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by providing notice of such termination to the Holders of all ADRs then outstanding at least thirty
(30) days prior to the date fixed in such notice for such termination. If sixty
(60) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided herein and in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by providing notice of such termination to the Holders of all ADRs then outstanding at least thirty (30) days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Holders' ADR(s) at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of ADSs referred to in paragraph (2) hereof and in the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such ADR. If any ADRs shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of ADRs, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a ADR, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose ADRs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the ADRs, the Deposited Securities and the ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of an ADR, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement.

      (24) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this ADR or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

      (25) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this paragraph (25), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.3 of the Deposit Agreement and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.7 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within ADR and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said ADR on the books of the Depositary with full power of substitution in the premises.

Dated:                                 Name: _______________________________
                                             By:
                                             Title:

                                       NOTICE: The signature of the Holder to
                                       this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                       If the endorsement be executed by an
                                       attorney, executor, administrator,
                                       trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.

__________________________
SIGNATURE GUARANTEED

                                       All endorsements or assignments of ADRs
                                       must be guaranteed by a member of a
                                       Medallion Signature Program approved by
                                       the Securities Transfer Association, Inc.

                                    EXHIBIT B

            NOTICE OF AMENDMENT TO BRASIL TELECOM PARTICIPACOES S.A.
                                DEPOSIT AGREEMENT

To the Holders of American Depositary Shares ("ADSs"), evidenced by American Depositary Receipts ("ADRs"), representing Deposited Securities of the Company

----------------------------------------------------------------------------------------------
Company:                            Brasil Telecom Participacoes S.A. a corporation organized
                                    under the laws of the Federative Republic of Brazil and
                                    formerly known as "Tele Centro Sul Participacoes S.A."
                                    (the "Company").
Depositary:                         Citibank, N.A. (the "Depositary").
----------------------------------------------------------------------------------------------
Custodian                           Banco Bradesco S.A. (the "Custodian").
----------------------------------------------------------------------------------------------
Deposited Securities:               Preferred shares, without par value of the Company.
----------------------------------------------------------------------------------------------
ADS CUSIP No.:                      105530109
----------------------------------------------------------------------------------------------
Old Shares to ADS Ratio:            Five thousand (5,000) preferred shares to one (1) ADS.
----------------------------------------------------------------------------------------------
New Shares to ADS Ratio:            Five (5) preferred shares to one (1) ADS.
----------------------------------------------------------------------------------------------
Deposit Agreement:                  Second Amended and Restated Deposit Agreement, dated as of
                                    August 1, 2002, as amended by Amendment No. 1 to the
                                    Second Amended and Restated Deposit Agreement (so amended, the "Second Amended and Restated Deposit Agreement"), by
                                    and among the Company, the Depositary and all Holders and
                                    Beneficial Owners (each as defined in the Second Amended
                                    and Restated Deposit Agreement) of ADSs evidenced by ADRs
                                    issued thereunder.
----------------------------------------------------------------------------------------------
Effective Date:                     June 5, 2007 (such date, the "Effective Date").
----------------------------------------------------------------------------------------------

Notice is hereby given that, pursuant to Section 6.1 of the Deposit Agreement, the Company and the Depositary have amended the Second Amended and Restated Deposit Agreement by means of an Amendment No. 1 to the Second Amended and Restated Deposit Agreement (the "Amendment"). Capitalized terms used, but not otherwise defined herein, shall have the meaning given to such terms in the Second Amended and Restated Deposit Agreement.

Please be advised that pursuant to the terms of the Amendment, the Second Amended and Restated Deposit Agreement and all ADRs have been amended to (i) allow ADSs to be eligible for the Direct Registration System in compliance with the requirements of the New York Stock Exchange and (ii) reflect the change in Shares to ADS ratio. The Company and the Depositary have filed a draft of the Amendment with the United States Securities and Exchange Commission ("SEC") under cover of Registration Statement on Form F-6 (the "F-6 Registration Statement").

You are hereby advised that the revised terms of the Amendment have become effective as of June 5, 2007. By continuing to hold any outstanding ADS or ADR issued under the Second Amended and Restated Deposit Agreement after the Effective Date, you will be deemed for all purposes to have consented and agreed to be bound by the revised terms of the Second Amended and Restated Deposit Agreement as amended by the Amendment.

From and after the Effective Date, the Depositary shall arrange to have new ADRs printed that reflect the changes effected by the Amendment. However, ADRs issued prior to the Effective Date which do not reflect the changes effected by the Amendment do not need to be surrendered for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Second Amended and Restated Deposit Agreement.

Copies of the Second Amended and Restated Deposit Agreement and the form of Amendment will be available for retrieval from the SEC's website at www.sec.gov and from the principal offices of the Depositary located at 388 Greenwich Street, New York, New York 10013. If you have any questions regarding the proposed amendment to the Deposit Agreement, please call Citibank, N.A. -- ADS Holder Services at 1-877-248-4237.

                                                   Citibank, N.A., as Depositary

____________________, 2007


                                      B-2